Exhibit 99.1

ITT Announces Strong Second-Quarter 2014 Results

Growth driven by automotive gains, global oil and gas strength; Raising 2014 revenue and earnings per share guidance ranges

  Total revenue increased 9 percent to $663 million, organic revenue up 8 percent
  GAAP EPS from continuing operations up 63 percent to $0.44
  Adjusted EPS from continuing operations up 18 percent to $0.60
  GAAP segment operating margins expanded 130 basis points to 13.4 percent
  Adjusted segment operating margins expanded 100 basis points to 14.1 percent

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--July 31, 2014--ITT Corporation (NYSE:ITT) today reported that second-quarter 2014 revenue grew by 9 percent to $663 million, driven by solid performances in all four business segments across most strategic end markets.

Revenue results also reflect growth in key geographies, including 9 percent growth in both North America and emerging markets and 7 percent growth in Europe, as well as 8 percent overall organic revenue growth (defined as total revenue excluding foreign exchange, acquisitions and divestitures).

Second-quarter GAAP earnings from continuing operations increased to $0.44 per diluted share. Adjusted earnings from continuing operations, which excludes special items, increased 18 percent to $0.60 per diluted share, reflecting strong segment operational performances and a lower effective tax rate, partially offset by increased corporate costs. Special items primarily included asbestos-related expenses, restructuring and repositioning costs, and tax-related items.

On a GAAP basis, segment operating margins increased 130 basis points year-over-year. Adjusted segment operating margins expanded by 100 basis points to 14.1 percent. The growth reflects increased volume and strong net operating productivity, partially offset by growth investments.

“In the second quarter, ITT continued its proven track record of execution with outstanding organic revenue growth, and we delivered our strongest adjusted segment operating margin as today’s ITT,” said CEO and President Denise Ramos. “This is the result of consistent execution by employees across all of our businesses and steady progress on strategies that build our core capabilities and position us for future success.

“These strategies – including driving Lean transformations, turning around our connectors and shock absorber businesses and making strategic investments for growth – reflect our ongoing commitment to profitable growth and value creation for employees, customers and shareowners in 2014 and beyond.”

2014 Second-Quarter Business Segment Results

All results are compared with the prior-year second quarter

Industrial Process manufactures engineered fluid process equipment for the oil and gas, chemical, mining and industrial markets and provides aftermarket services and parts.

  Second-quarter revenue was up 8 percent to $289 million with organic revenue also up 8 percent. The increase reflects strong growth and share gains in oil and gas project pumps in North America, Europe and the Middle East, as well as global mining project pump growth in Latin America.
  GAAP operating income decreased 10 percent to $25 million. Adjusted operating income decreased 12 percent to $27 million, reflecting a higher mix of generally lower-margin large projects, incremental strategic investments and unfavorable foreign exchange, partially offset by increased volume and net operating productivity.

Motion Technologies manufactures braking technologies and shock absorbers for the automotive and rail markets.

  Second-quarter total revenue increased 16 percent to $198 million and organic revenue increased 11 percent, driven by automotive brake pad share gains and market growth in China, automotive aftermarket growth in Europe and strong performance by the shock absorber business in global rail and automotive end markets.
  GAAP operating income and adjusted operating income were up 49 percent and 37 percent, respectively, to $35 million. The gain reflects increased volume, an increase in generally higher-margin aftermarket products and legal settlement favorability, partially offset by pricing pressures and incremental strategic investments.

Interconnect Solutions manufactures highly specialized connectors for the oil and gas, medical, industrial and transportation, and aerospace and defense markets.

  Second-quarter total revenue increased 3 percent to $104 million and organic revenue increased 2 percent, reflecting growth in global aerospace, oil and gas, and general industrial connectors, partially offset by weaker defense and communication connectors.
  GAAP operating income was up 84 percent to $12 million while adjusted operating income was up 92 percent to $15 million. The increase is due to net operating productivity, restructuring benefits and increased volume.

Control Technologies manufactures specialized equipment including actuation, valve, and noise and energy absorption components for the aerospace and industrial markets.

  Second-quarter total and organic revenue increased 5 percent to $74 million. The results reflect growth in general industrial solutions, primarily in energy absorption, and in aerospace components, partially offset by the impact of a high-margin end-of-life aerospace program.
  GAAP operating income and adjusted operating income increased 5 percent to $16 million, as net operating productivity, positive pricing and volume increases were partially offset by negative mix shift due to the impact of an end-of-life aerospace program and incremental strategic investments.

Guidance

The company is increasing its full-year total revenue growth guidance to a range of 5 to 7 percent and its full-year organic revenue growth guidance to a range of 5 to 6 percent, respectively, versus the prior year. Both the total and organic revenue growth guidance ranges were previously 4 to 6 percent. The company is also raising its earnings per share guidance. GAAP EPS is expected to be in the range of $1.58 to $1.69. Adjusted EPS is expected to be in the range of $2.38 to $2.46 compared to a previous range of $2.28 to $2.36. The new adjusted EPS range reflects a 20 percent increase at the mid-point compared to the prior year. The $0.10 increase to the previous adjusted guidance reflects operational impacts – including improved volume in global automotive brake pads and shock absorbers, and benefits from the turnaround of the shock absorber business – and an expected lower full-year effective tax rate.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EDT to review performance and answer questions. The briefing can be monitored live via webcast from the Investor Relations page on the company's website.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to management, please see the tables attached to this press release and visit the Non-GAAP Reconciliations page on the company’s website.

About ITT

ITT is a focused multi-industrial company that designs and manufactures highly engineered critical components and customized technology solutions. Our customers in the energy, transportation and industrial markets depend on us to solve their most critical problems, and we focus on partnering with them to find solutions to their unique challenges. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries. The company has sales in approximately 125 countries and generated 2013 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this presentation are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target,“ “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June		June
	2014	2013	2014	2013

Revenue	$663.0	$609.2	$1,337.5	$1,217.4

Costs of revenue	448.2	411.4	907.9	829.1
Selling, general and administrative expenses	125.8	124.1	258.8	245.0
Research and development expenses	18.6	16.4	36.3	32.8
Asbestos-related costs, net	15.9	15.9	31.7	31.9
Total costs and expenses	608.5	567.8	1,234.7	1,138.8

Operating income	54.5	41.4	102.8	78.6
Interest and non-operating expenses, net	0.5	2.2	1.6	4.9
Income from continuing operations before
income tax expense	54.0	39.2	101.2	73.7
Income tax expense	12.4	14.4	25.4	29.4
Income from continuing operations	41.6	24.8	75.8	44.3
(Loss) Income from discontinued operations, net of tax	(2.9)	1.1	(3.9)	2.8
Net Income	38.7	25.9	71.9	47.1
Less: Income attributable to noncontrolling interests	0.4	0.1	1.4	0.5
Net Income attributable to ITT Corporation	$38.3	$25.8	$70.5	$46.6

Amounts attributable to ITT Corporation:
Income from continuing operations, net of tax	41.2	24.7	74.4	43.8
(Loss) income from discontinued operations, net of tax	(2.9)	1.1	(3.9)	2.8
Net Income	$38.3	$25.8	$70.5	$46.6

Earnings (loss) per share attributable to ITT Corporation:
Basic:
Continuing operations	$0.45	$0.27	$0.81	$0.48
Discontinuing operations	(0.03)	0.02	(0.04)	0.03
Net income	$0.42	$0.29	$0.77	$0.51

Diluted:
Continuing operations	$0.44	$0.27	$0.80	$0.47
Discontinuing operations	(0.03)	0.01	(0.04)	0.03
Net income	$0.41	$0.28	$0.76	$0.50

Weighted average common shares - basic	91.7	90.4	91.5	91.2
Weighted average common shares - diluted	93.0	91.6	92.8	92.4

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$527.7	$507.3
Receivables, net	575.3	496.7
Inventories, net	309.0	315.9
Other current assets	345.6	345.6
Total current assets	1,757.6	1,665.5

Plant, property and equipment, net	443.0	426.2
Goodwill	659.6	659.8
Other intangible assets, net	101.0	106.9
Asbestos-related assets	404.6	433.3
Deferred income taxes	299.7	303.6
Other non-current assets	147.0	144.9
Total assets	3,812.5	3,740.2

Liabilities and Shareholders' Equity
Accounts payable	343.9	332.7
Accrued liabilities	496.0	499.9
Total current liabilities	839.9	832.6

Asbestos-related liabilities	1,178.9	1,179.6
Postretirement benefits	240.8	243.3
Other non-current liabilities	285.8	277.8
Total liabilities	2,545.4	2,533.3

Total ITT Corporation shareholders' equity	1,262.7	1,201.0
Noncontrolling interests	4.4	5.9
Total shareholders' equity	1,267.1	1,206.9
Total liabilities and shareholders' equity	$3,812.5	$3,740.2

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013

Operating Activities
Net income	$71.9	$47.1
Less: (Loss) income from discontinued operations	(3.9)	2.8
Less: Income attributable to noncontrolling interest	1.4	0.5
Income from continuing operations - ITT Corporation	74.4	43.8

Adjustments to income from continuing operations:
Depreciation and amortization	42.2	44.6
Stock-based compensation	6.8	6.2
Asbestos-related costs, net	31.7	31.9
Asbestos-related payments, net	(6.9)	(11.7)
Changes in assets and liabilities:
Change in receivables	(79.3)	(64.2)
Change in inventories	5.8	(18.2)
Change in accounts payable	(0.4)	15.4
Change in accrued expenses	(3.5)	(5.0)
Change in accrued and deferred income taxes	0.2	17.3
Other, net	13.3	8.7
Net Cash - Operating Activities	84.3	68.8

Investing Activities
Capital expenditures	(45.7)	(36.8)
Purchases of investments	(120.6)	(47.8)
Maturities of investments	135.8	49.9
Other, net	(2.1)	1.1
Net Cash — Investing Activities	(32.6)	(33.6)

Financing Activities
Short-term debt, net	(15.5)	27.3
Long-term debt, repaid	(0.7)	(5.5)
Repurchase of common stock	(14.9)	(87.9)
Issuance of common stock	11.4	21.9
Dividends paid	(10.3)	(9.3)
Excess tax benefit from equity compensation activity	6.4	3.7
Other, net	(1.6)	(1.3)
Net Cash — Financing Activities	(25.2)	(51.1)

Exchange rate effects on cash and cash equivalents	(1.6)	(7.2)

Net Cash – Operating activities of discontinued operations	(4.5)	(3.7)

Net change in cash and cash equivalents	20.4	(26.8)
Cash and cash equivalents — beginning of year	507.3	544.5
Cash and cash equivalents - end of period	$527.7	$517.7

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the last twelve months. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes translation at a constant exchange rate for the current and prior periods.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as operating income, adjusted to exclude costs incurred in connection with the acquisition of Bornemann Pumps, the transformation costs, restructuring charges, spin-related repositioning charges and realignment costs; and adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. Spin-related repositioning charges are expenses to reposition the post-transformation organization to its full operating structure primarily consist of transition services agreement exit costs, advisory fees and other redesign actions related to the new company structure.

Adjusted Income from Continuing Operations and Adjusted EPS from Continuing Operations are defined as income from continuing operations and income from continuing operations per diluted share, adjusted to exclude special items. Special items may include, but are not limited to, asbestos-related costs, transformation costs, repositioning costs, realignment costs, restructuring costs, acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits on an after-tax basis that impact current results, but may not be related to the Company’s ongoing operations and performance.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for restructuring costs, transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Due to other financial obligations and commitments, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Second Quarter 2014 & 2013
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition/ Divestitures	FX Impact	Change	% Change
	3M 2014	3M 2013	2014 vs. 2013	2014 vs. 2013	3M 2014	3M 2014	Adj. 2014 vs. 2013	Adj. 2014 vs. 2013

Revenues
ITT Corporation - Consolidated	663.0	609.2	53.8	8.8%	0.8	7.1	45.9	7.5%

Industrial Process	289.4	268.7	20.7	7.7%	0.8	(1.4)	21.3	7.9%
Motion Technologies	198.0	171.4	26.6	15.5%	0.0	7.3	19.3	11.3%
Interconnect Solutions	103.7	100.3	3.4	3.4%	0.0	1.2	2.2	2.2%
Control Technologies	73.7	70.2	3.5	5.0%	0.0	0.0	3.5	5.0%

Orders
Total Segment Orders	674.4	619.8	54.6	8.8%	0.8	2.9	50.9	8.2%

Industrial Process	291.5	274.1	17.4	6.3%	0.8	(3.1)	19.7	7.2%
Motion Technologies	208.9	169.3	39.6	23.4%	0.0	4.9	34.7	20.5%
Interconnect Solutions	98.3	105.1	(6.8)	(6.5%)	0.0	1.3	(8.1)	(7.7%)
Control Technologies	77.2	73.4	3.8	5.2%	0.0	(0.1)	3.9	5.3%

Note: Excludes intercompany eliminations Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Second Quarter of 2014 & 2013
(In Millions)

	3M 2014	3M 2014		3M 2014	3M 2013	3M 2013		3M 2013	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2014 vs. 2013		As Adjusted 2014 vs. 2013

Revenue:
Industrial Process	289.4			289.4	268.7			268.7	7.7%		7.7%
Motion Technologies	198.0			198.0	171.4			171.4	15.5%		15.5%
Interconnect Solutions	103.7			103.7	100.3			100.3	3.4%		3.4%
Control Technologies	73.7			73.7	70.2			70.2	5.0%		5.0%
Intersegment eliminations	(1.8)			(1.8)	(1.4)			(1.4)	28.6%		28.6%
Total Revenue	663.0			663.0	609.2			609.2	8.8%		8.8%

Operating Margin:
Industrial Process	8.8%	70	BP	9.5%	10.5%	110	BP	11.6%	(170)	BP	(210)	BP
Motion Technologies	17.5%	10	BP	17.6%	13.6%	120	BP	14.8%	390	BP	280	BP
Interconnect Solutions	11.9%	240	BP	14.3%	6.7%	100	BP	7.7%	520	BP	660	BP
Control Technologies	22.0%	-	BP	22.0%	21.9%	-	BP	21.9%	10	BP	10	BP
Total Operating Segments	13.4%	70	BP	14.1%	12.1%	100	BP	13.1%	130	BP	100	BP

Income:
Industrial Process	25.4	2.0		27.4	28.1	3.1		31.2	(9.6%)		(12.2%)
Motion Technologies	34.7	0.2		34.9	23.3	2.1		25.4	48.9%		37.4%
Interconnect Solutions	12.3	2.5		14.8	6.7	1.0		7.7	83.6%		92.2%
Control Technologies	16.2	0.0		16.2	15.4	0.0		15.4	5.2%		5.2%
Total Segment Operating Income	88.6	4.7		93.3	73.5	6.2		79.7	20.5%		17.1%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, certain costs associated primarily with repositioning costs associated with spin-related activities, restructuring and realignment costs and other unusual and infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Second Quarter of 2014 & 2013
(In Millions, except per share amounts)

										Percent Change
	Q2 2014	Non-GAAP		Q2 2014	Q2 2013	Non-GAAP		Q2 2013	2014 vs. 2013	2014 vs. 2013
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	88.6	4.7	#A	93.3	73.5	6.2	#A	79.7

Interest Income (Expense)	-	-		-	(1.8)	-		(1.8)
Other Income (Expense)	(0.5)	-		(0.5)	(0.4)	-		(0.4)
Gain on sale of Assets	-	-		-	-	-		-
Corporate (Expense)	(34.1)	16.8	#B	(17.3)	(32.1)	22.8	#B	(9.3)

Income from Continuing Operations before Tax	54.0	21.5		75.5	39.2	29.0		68.2

Income Tax Benefit (Expense)	(12.4)	(7.3)	#C	(19.7)	(14.4)	(6.7)	#C	(21.1)

Income from Continuing Operations	41.6	14.2		55.8	24.8	22.3		47.1

Less: Non Controlling Interest	0.4	-		0.4	0.1	-		0.1

Income from Continuing Operations - ITT Corporation	41.2	14.2		55.4	24.7	22.3		47.0

EPS from Continuing Operations	0.44	0.16		0.60	0.27	0.24		0.51	0.09	17.6%

Note: Amounts may not calculate due to rounding.

#A -	2014 segment operating income includes restructuring costs ($3.8M); and realignment costs ($0.9M).
#A -	2013 segment operating income includes transformation and repositioning costs ($0.2M); restructuring costs ($3.3M). Bornemann Pumps integration costs and backlog amortization $(2.7M).

#B -	2014 corporate (expense) includes repositioning costs ($0.9M); asbestos related expense ($15.9M).
#B -	2013 corporate (expense) includes transformation and repositioning costs ($7.3M); restructuring costs ($0.1M); asbestos related expense ($15.9M) and a reversal of Bornemann integration costs $0.5M.

#C -

2014 includes various tax-related special items including tax impact of change in valuation allowance assessment ($1.5), tax basis step-up $2.3 and U.S. tax on foreign earnings of ($1.2M), in addition to the tax impact of other operating special items.

#C -	2013 includes various tax-related special items including changes in tax valuation allowances.

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Second Quarter 2014 & 2013
(In Millions)

	6M 2014	6M 2013

Net Cash - Operating Activities	84.3	68.8

Capital Expenditures	45.7	36.8

Free Cash Flow, including Transformation	38.6	32.0

Transformation & Repositioning Related Cash Payments	7.5	17.6

Restructuring Cash Payments	9.2	10.0

Asbestos Cash Payments, net	6.9	11.7

Adjusted Free Cash Flow	62.2	71.3

Income from Continuing Operations - ITT Corp	74.4	43.8

Special Items (including Transformation & Repositioning Costs)	38.4	47.4

Income from Continuing Operations - ITT Corp., Excluding
Special Items	112.8	91.2

Adjusted Free Cash Flow Conversion	55.1%	78.2%

ITT Corporation Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2014

	2014 Full-Year Guidance
	Low		High

Earnings Per Share - GAAP Basis	$	1.58	$	1.69

Asbestos Related Expense, Net of Tax		0.44		0.41

	$	2.02	$	2.10

Restructuring and Realignment Costs, Net of Tax		0.27

Repositioning Costs, Net of Tax		0.06

Tax-Related Special Items		0.03

Earnings Per Share - Adjusted Basis	$	2.38	$	2.46

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com